UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                    Citigroup Diversified Futures Fund L. P.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

                New York                           13-4224248
(State of incorporation or organization)  (IRS Employer Identification No.)

                       c/o Citigroup Managed Futures LLC
                          399 Park Avenue - 7th floor
                            New York, New York 10022
             -----------------------------------------------------
              (Address of principal executive offices) (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-110076

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
Title of each class to be so registered           each class is to be registered

---------------------------------------           ------------------------------
---------------------------------------           ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
                      -------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

     The information required by this Item 1 is incorporated by reference to the sections entitled "Investing in the Fund," "Use of Proceeds," "How to Redeem Units" and "The Limited Partnership Agreement" contained in pages 1-2, 100-102, 104 and 109-111 of Registrant's Registration Statement on Form S-1 (File No. 333-110076) as filed on October 29, 2003.



Item 2.   Exhibits

          1 -- Specimen certificates for Units of Limited Partnership Interest (Exhibit 4.1 to the Registration Statement on Form S-1 filed on October 29, 2003 (File No. 333-110076), such specimen certificates previously filed as like-numbered Exhibit to the Registration Statement on Form S-1 filed on December 20, 2002 (File No. 333-102038), and incorporated herein by reference).

          2    -- Limited Partnership Agreement dated December 3, 2002 (filed as
               Exhibit 3.1 to the Registration Statement on Form S-1 filed on October 29, 2003 (File No. 333-110076) (included as Exhibit A to the Prospectus) and incorporated herein by reference).

          3 -- Certificate of Limited Partnership (Exhibit 3.2 to the Registration Statement on Form S-1 filed on October 29, 2003 (File No. 333-110076), such Certificate of Limited Partnership filed as like-numbered Exhibit to the Registration Statement on Form S-1 filed on December 20, 2002 (File No. 333-102038), and incorporated herein by reference).

          4    --  Certificate  of  Amendment  to  the  Certificate  of  Limited
               Partnership.

                                    SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      Citigroup Diversified Futures Fund L.P.

                                      By:  Citigroup Managed Futures LLC
                                     (General Partner)



                                      By:  /s/ David J. Vogel
                                           ------------------
                                               David J. Vogel
                                               President





Dated as of April 29, 2004